July 25, 2018	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER FISCAL 2018 RESULTS

•	Record quarterly net revenues of $1.84 billion, up 13% over the prior year’s fiscal third quarter and 1% over the preceding quarter

•	Quarterly net income of $232.3 million, or $1.55 per diluted share

•	Records for client assets under administration of $754.3 billion, financial assets under management of $135.5 billion, and net loans at Raymond James Bank of $19.0 billion

•	Record number of Private Client Group financial advisors of 7,719, net increases of 434 over June 2017 (1) and 115 over March 2018

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.84 billion and net income of $232.3 million, or $1.55 per diluted share, for the fiscal third quarter ended June 30, 2018. Record quarterly net revenues were driven by growth of Private Client Group assets in fee-based accounts and strong investment banking revenues. Results for the quarter were also helped by higher short-term interest rates, which lifted both net interest income and fees earned on balances in the Raymond James Bank Deposit Program (“RJBDP”). Quarterly net income increased 27% over the prior year’s fiscal third quarter but declined 4% compared to the preceding quarter mostly due to sequential increases in business development and other expenses in the Private Client Group segment. The increase in business development expenses reflected the timing of conferences for financial advisors as well as significant recruiting and onboarding-related expenses during the quarter. The increase in other expenses was largely attributable to legal and regulatory reserves and professional fees.

For the first nine months of the fiscal year, record net revenues of $5.38 billion increased 15%, record net income of $593.9 million increased 34%, and adjusted net income of $713.9 million (2) increased 30% compared to the first nine months of fiscal year 2017.

“Our unique culture and robust platform continue to drive outstanding financial advisor retention and recruiting results in the Private Client Group segment,” said Chairman and CEO Paul Reilly. “The consistent net addition of financial advisors contributed to the records we achieved for client assets under administration and financial assets under management during the quarter.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.28 billion, up 13% over the prior year’s fiscal third quarter and 1% over the preceding quarter

•	Quarterly pre-tax income of $132.3 million, a 3% increase over the prior year’s fiscal third quarter and a 16% decline from the preceding quarter

•	Record Private Client Group assets under administration of $719.5 billion, growth of 14% over June 2017 and 4% over March 2018

•	Private Client Group assets in fee-based accounts of $343.1 billion, an increase of 24% over June 2017 and 6% over March 2018

•	Record number of Private Client Group financial advisors of 7,719, net increases of 434 over June 2017 (1) and 115 over March 2018

Record quarterly net revenues were primarily driven by growth of assets in fee-based accounts, which represented 48% of the segment’s total client assets under administration at the end of the quarter. The segment’s results also were aided by increased fees earned on balances in the RJBDP, as higher short-term interest rates more than offset the decline in balances that was largely due to a shift to other investments. The sequential decline in the segment’s pre-tax income was primarily attributable to the aforementioned increases in business development and other expenses during the quarter.

“We continued to retain and attract high-quality financial advisors across all of our affiliation options” said Reilly. “We are on track for record financial advisor recruiting results in fiscal 2018.”

Capital Markets

•	Quarterly net revenues of $241.7 million, down 7% compared to the prior year’s fiscal third quarter and up 5% compared to the preceding quarter

•	Quarterly pre-tax income of $21.8 million, down 37% compared to the prior year’s fiscal third quarter and up 34% over the preceding quarter

•	Investment banking revenues of $115.1 million, an increase of 10% over the prior year’s fiscal third quarter and 9% over the preceding quarter

The sequential improvement in the segment’s revenues and pre-tax income was predominantly driven by M&A revenues of $84.7 million, which improved 35% over the prior year’s fiscal third quarter and 17% over the preceding quarter. The year-over-year decline in the segment’s quarterly revenues and pre-tax income was largely attributable to an extremely challenging market environment for fixed income, which caused institutional fixed income commissions and trading profits to decline during the quarter.

“Investment banking revenues were lifted by record M&A results during the quarter,” said Reilly. “While the M&A pipeline remains robust, we expect continued headwinds for fixed income given the flattening yield curve and low interest rate volatility.”

Asset Management

•	Record quarterly net revenues of $168.2 million, up 34% over the prior year’s fiscal third quarter and 3% over the preceding quarter

•	Record quarterly pre-tax income of $58.3 million, an increase of 35% over the prior year’s fiscal third quarter and 4% compared to the preceding quarter

•	Record financial assets under management of $135.5 billion, representing growth of 49% compared to June 2017 and 2% compared to March 2018

Record quarterly results for the Asset Management segment were helped by the growth of financial assets under management, which reflected net inflows, equity market appreciation and the addition of $27 billion of assets from the Scout and Reams acquisition in November 2017.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank

•	Record quarterly net revenues of $187.8 million, up 25% over the prior year’s fiscal third quarter and 5% over the preceding quarter

•	Record quarterly pre-tax income of $129.2 million, up 29% over the prior year’s fiscal third quarter and 9% over the preceding quarter

•	Record net loans at Raymond James Bank of $19.0 billion, representing growth of 14% over June 2017 and 5% over March 2018

•	The Bank’s net interest margin increased to 3.30% for the quarter, up 16 basis points over the prior year’s fiscal third quarter and 9 basis points over the preceding quarter

The Bank’s record results were lifted by broad-based loan growth and expansion of the Bank’s net interest margin. The sequential increase in the Bank’s net interest margin was attributable to higher short-term interest rates and a higher-yielding asset mix during the quarter as cash balances were deployed into loans and securities. The Bank’s credit metrics continued to improve, with criticized loans as a percent of total loans of 1.24% declining from 1.61% in June 2017 and 1.30% in March 2018.

“We are well positioned entering the fourth quarter of fiscal 2018, with records for almost all of our key business drivers, favorable equity markets, higher short-term interest rates, and strong pipelines for financial advisor recruiting and investment banking,” said Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 26th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 5689059), or visit www.raymondjames.com/ investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until October 26, 2018, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,700 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $754 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, changes in tax rules, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in thousands, except per share amounts	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018
Net revenues	$1,836,595	$1,624,547	$1,812,632	13%	1%
Pre-tax income (3)	$318,058	$275,014	$331,371	16%	(4)%
Net income (3)	$232,258	$183,424	$242,847	27%	(4)%

Earnings per common share:
Basic	$1.59	$1.27	$1.67	25%	(5)%
Diluted	$1.55	$1.24	$1.63	25%	(5)%

Non-GAAP measures: (2)
Adjusted pre-tax income (3)	(2)	$278,380	(2)	14%	(4)%
Adjusted net income (3)	(2)	$185,511	(2)	25%	(4)%
Adjusted basic earnings per common share	(2)	$1.29	(2)	23%	(5)%
Adjusted diluted earnings per common share	(2)	$1.26	(2)	23%	(5)%

	Nine months ended
$ in thousands, except per share amounts	June 30, 2018	June 30, 2017	% change
Net revenues	$5,375,388	$4,680,986	15%
Pre-tax income (3)	$960,672	$646,906	49%
Net income (3)	$593,947	$442,746	34%

Earnings per common share:
Basic	$4.08	$3.09	32%
Diluted	$3.99	$3.02	32%

Non-GAAP measures: (2)
Adjusted pre-tax income (3)	$964,599	$802,306	20%
Adjusted net income (3)	$713,943	$550,847	30%
Adjusted basic earnings per common share	$4.91	$3.84	28%
Adjusted diluted earnings per common share	$4.79	$3.76	27%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in thousands, except per share amounts	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018
Revenues:
Securities commissions and fees	$1,115,465	$1,017,908	$1,117,280	10%	—
Investment banking	115,069	104,191	105,815	10%	9%
Investment advisory and related administrative fees	153,627	117,378	151,433	31%	1%
Interest income	271,342	204,224	248,846	33%	9%
Account and service fees	201,264	174,084	191,491	16%	5%
Net trading profit	11,371	23,404	14,037	(51)%	(19)%
Other	22,764	21,918	28,332	4%	(20)%
Total revenues	1,890,902	1,663,107	1,857,234	14%	2%
Interest expense	(54,307)	(38,560)	(44,602)	41%	22%
Net revenues	1,836,595	1,624,547	1,812,632	13%	1%
Non-interest expenses:
Compensation, commissions and benefits	1,207,512	1,082,382	1,196,648	12%	1%
Communications and information processing	91,651	77,819	96,685	18%	(5)%
Occupancy and equipment costs	49,503	46,507	49,701	6%	—
Business development	56,944	39,305	42,806	45%	33%
Investment sub-advisory fees	23,028	20,133	23,121	14%	—
Bank loan loss provision	5,226	6,209	7,549	(16)%	(31)%
Acquisition-related expenses	—	3,366	—	(100)%	—
Other	84,689	71,885	65,033	18%	30%
Total non-interest expenses	1,518,553	1,347,606	1,481,543	13%	2%
Income including noncontrolling interests and before provision for income taxes	318,042	276,941	331,089	15%	(4)%
Provision for income taxes	85,800	91,590	88,524	(6)%	(3)%
Net income including noncontrolling interests	232,242	185,351	242,565	25%	(4)%
Net income/(loss) attributable to noncontrolling interests	(16)	1,927	(282)	NM	94%
Net income attributable to Raymond James Financial, Inc.	$232,258	$183,424	$242,847	27%	(4)%
Earnings per common share – basic	$1.59	$1.27	$1.67	25%	(5)%
Earnings per common share – diluted	$1.55	$1.24	$1.63	25%	(5)%
Weighted-average common shares outstanding – basic	145,634	143,712	145,385	1%	—
Weighted-average common and common equivalent shares outstanding – diluted	149,447	147,103	149,037	2%	—

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Nine months ended
$ in thousands, except per share amounts	June 30, 2018	June 30, 2017	% change
Revenues:
Securities commissions and fees	$3,336,311	$2,994,405	11%
Investment banking	285,786	267,993	7%
Investment advisory and related administrative fees	447,083	335,901	33%
Interest income	751,917	579,550	30%
Account and service fees	577,056	485,856	19%
Net trading profit	45,278	59,770	(24)%
Other	70,297	68,714	2%
Total revenues	5,513,728	4,792,189	15%
Interest expense	(138,340)	(111,203)	24%
Net revenues	5,375,388	4,680,986	15%
Non-interest expenses:
Compensation, commissions and benefits	3,556,927	3,124,563	14%
Communications and information processing	272,067	226,047	20%
Occupancy and equipment costs	149,018	140,057	6%
Business development	133,543	116,186	15%
Investment sub-advisory fees	68,470	57,206	20%
Bank loan loss provision	13,791	13,097	5%
Acquisition-related expenses	3,927	17,118	(77)%
Losses on extinguishment of debt	—	8,282	(100)%
Other	216,830	332,671	(35)%
Total non-interest expenses	4,414,573	4,035,227	9%
Income including noncontrolling interests and before provision for income taxes	960,815	645,759	49%
Provision for income taxes	366,725	204,160	80%
Net income including noncontrolling interests	594,090	441,599	35%
Net income/(loss) attributable to noncontrolling interests	143	(1,147)	NM
Net income attributable to Raymond James Financial, Inc.	$593,947	$442,746	34%

Earnings per common share – basic	$4.08	$3.09	32%
Earnings per common share – diluted	$3.99	$3.02	32%
Weighted-average common shares outstanding – basic	145,156	143,059	1%
Weighted-average common and common equivalent shares outstanding – diluted	148,787	146,347	2%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended			% change from
$ in thousands	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018
Net revenues:
Private Client Group	$1,279,120	$1,127,285	$1,271,815	13%	1%
Capital Markets	241,686	258,909	230,616	(7)%	5%
Asset Management	168,155	125,664	163,185	34%	3%
RJ Bank	187,820	150,487	178,738	25%	5%
Other (4)	(2,235)	(7,251)	1,832	69%	NM
Intersegment eliminations	(37,951)	(30,547)	(33,554)
Total net revenues	$1,836,595	$1,624,547	$1,812,632	13%	1%

Pre-tax income/(loss): (3)
Private Client Group	$132,274	$127,951	$157,586	3%	(16)%
Capital Markets	21,787	34,607	16,203	(37)%	34%
Asset Management	58,272	43,270	55,866	35%	4%
RJ Bank	129,154	99,990	118,086	29%	9%
Other (4)	(23,429)	(30,804)	(16,370)	24%	(43)%
Pre-tax income	$318,058	$275,014	$331,371	16%	(4)%

	Nine months ended
$ in thousands	June 30, 2018	June 30, 2017	% change
Net revenues:
Private Client Group	$3,783,986	$3,252,551	16%
Capital Markets	688,967	748,096	(8)%
Asset Management	481,940	356,226	35%
RJ Bank	531,743	429,873	24%
Other (4)	(3,323)	(24,912)	87%
Intersegment eliminations	(107,925)	(80,848)
Total net revenues	$5,375,388	$4,680,986	15%

Pre-tax income/(loss): (3)
Private Client Group	$444,923	$230,681	93%
Capital Markets	42,797	97,302	(56)%
Asset Management	171,537	122,976	39%
RJ Bank	361,395	296,022	22%
Other (4)	(59,980)	(100,075)	40%
Pre-tax income	$960,672	$646,906	49%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended			% change from
$ in thousands	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018
Securities commissions and fees by segment:
Private Client Group	$1,014,665	$902,483	$1,022,209	12%	(1)%
Capital Markets:
Equity	56,793	58,864	46,164	(4)%	23%
Fixed Income	49,908	65,820	54,197	(24)%	(8)%
Intersegment eliminations	(5,901)	(9,259)	(5,290)
Total securities commissions and fees	$1,115,465	$1,017,908	$1,117,280	10%	—

Investment banking revenues:
Equity:
Underwritings	$16,614	$19,331	$12,811	(14)%	30%
Mergers & acquisitions and advisory fees	84,737	62,983	72,474	35%	17%
Fixed Income	9,947	12,296	11,212	(19)%	(11)%
Tax credit funds syndication fees	3,771	9,581	9,318	(61)%	(60)%
Total investment banking revenues	$115,069	$104,191	$105,815	10%	9%

Account and service fees:
Mutual fund and annuity service fees (5)	$85,239	$74,101	$81,679	15%	4%
RJBDP fees - third party banks (6)	70,381	57,160	66,356	23%	6%
Other	45,644	42,823	43,456	7%	5%
Total account and service fees	$201,264	$174,084	$191,491	16%	5%

Other revenues:
Realized/unrealized gains - private equity investments	$4,106	$6,603	$10,641	(38)%	(61)%
Other	18,658	15,315	17,691	22%	5%
Total other revenues	$22,764	$21,918	$28,332	4%	(20)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Nine months ended
$ in thousands	June 30, 2018	June 30, 2017	% change
Securities commissions and fees by segment:
Private Client Group	$3,027,928	$2,632,584	15%
Capital Markets:
Equity	156,328	182,830	(14)%
Fixed Income	169,306	205,854	(18)%
Intersegment eliminations	(17,251)	(26,863)
Total securities commissions and fees	$3,336,311	$2,994,405	11%

Investment banking revenues:
Equity:
Underwritings	$38,380	$56,496	(32)%
Mergers & acquisitions and advisory fees	200,209	143,919	39%
Fixed Income	29,291	31,694	(8)%
Tax credit funds syndication fees	17,906	35,884	(50)%
Total investment banking revenues	$285,786	$267,993	7%

Account and service fees:
Mutual fund and annuity service fees (5)	$249,249	$216,295	15%
RJBDP fees - third party banks (6)	197,744	140,910	40%
Other	130,063	128,651	1%
Total account and service fees	$577,056	$485,856	19%

Other revenues:
Realized/unrealized gains - private equity investments	$21,687	$24,690	(12)%
Other	48,610	44,024	10%
Total other revenues	$70,297	$68,714	2%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

	For the period ended
Total company	June 30, 2018			June 30, 2017		March 31, 2018
Total assets	$36.4	bil.	(7)	$33.4	bil.	$36.0	bil.
Total equity (3)	$6.2	bil.		$5.4	bil.	$5.9	bil.
Book value per share (8)	$42.24			$37.46		$40.82
Tangible book value per share (2) (8)	$38.06			$34.25		$36.58
Return on equity - quarter (9)	15.4%			13.8%		16.7%
Adjusted return on equity - quarter (2) (9)	NA			14.0%		NA
Return on equity - year to date (9)	13.6%			11.5%		12.6%
Adjusted return on equity - year to date (2) (9)	16.0%			14.1%		16.6%
Total compensation ratio - quarter (10)	65.7%			66.6%		66.0%
Total compensation ratio - year to date (10)	66.2%			66.8%		66.4%
Pre-tax margin on net revenues - quarter (11)	17.3%			16.9%		18.3%
Adjusted pre-tax margin on net revenues - quarter (2) (11)	NA			17.1%		NA
Pre-tax margin on net revenues - year to date (11)	17.9%			13.8%		18.2%
Adjusted pre-tax margin on net revenues - year to date (2) (11)	17.9%			17.1%		18.3%
Effective tax rate - quarter	27.0%			33.3%		26.7%

Total company capital ratios:
Tier 1 capital ratio	24.0%		(7)	22.3%		23.3%
Total capital ratio	24.9%		(7)	23.3%		24.3%
Tier 1 leverage ratio	15.7%		(7)	15.1%		15.0%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018
Client assets under administration	$754.3	$664.4	$729.5	14%	3%
Private Client Group assets under administration	$719.5	$631.5	$694.8	14%	4%
Private Client Group assets in fee-based accounts	$343.1	$276.9	$325.1	24%	6%
Financial assets under management	$135.5	$91.0	$132.3	49%	2%

Private Client Group financial advisors	As of
	June 30, 2018	June 30, 2017	March 31, 2018
Employees	3,126	2,996	3,053
Independent contractors (1)	4,593	4,289	4,551
Total advisors	7,719	7,285	7,604

(continued on next page)

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)
(continued from previous page)

Clients’ domestic cash sweep balances ($ in millions) (12)	As of
	June 30, 2018	June 30, 2017	March 31, 2018
RJBDP
RJ Bank	$19,014	$15,964	$18,305
Third-party banks	16,971	22,260	19,696
Subtotal RJBDP	35,985	38,224	38,001
Money Market Funds	2,687	1,846	2,004
Client Interest Program	2,784	3,254	3,367
Total clients’ domestic cash sweep balances	$41,456	$43,324	$43,372

Raymond James Bank ($ in thousands)	As of
	June 30, 2018	June 30, 2017	March 31, 2018
Total assets (13)	$22,987,118	$20,179,273	$21,939,760
Total equity	$1,967,577	$1,772,418	$1,910,859
Bank loans, net	$18,987,806	$16,630,191	$18,150,913
Allowance for loan losses	$196,157	$191,603	$194,852
Allowance for loan losses (as % of loans)	1.03%	1.15%	1.07%
Total nonperforming assets	$37,168	$47,328	$38,316
Nonperforming assets (as % of total assets)	0.16%	0.23%	0.17%
Total criticized loans (14)	$238,120	$270,659	$237,845
Criticized loans (as % of loans)	1.24%	1.61%	1.30%

($ in thousands)	Three months ended			% change from		Nine months ended
	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2018	June 30, 2017	% change
Bank loan loss provision	$5,226	$6,209	$7,549	(16)%	(31)%	$13,791	$13,097	5%
Net charge-offs	$3,646	$1,161	$3,621	214%	1%	$7,361	$19,046	(61)%

	As of
	June 30, 2018		June 30, 2017	March 31, 2018
RJ Bank capital ratios:
Tier 1 capital ratio	12.5%	(7)	12.4%	12.5%
Total capital ratio	13.8%	(7)	13.7%	13.8%
Tier 1 leverage ratio	8.9%	(7)	9.3%	8.8%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Net Interest Analysis (Unaudited)
	Three months ended
	June 30, 2018			June 30, 2017			March 31, 2018
$ in thousands	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$659,563	$2,949	1.79%	$573,048	$1,468	1.03%	$1,104,647	$4,155	1.53%
Available-for-sale securities	2,534,373	13,369	2.11%	1,741,328	8,229	1.89%	2,374,621	11,815	1.99%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial (“C&I”) loans	7,647,502	85,120	4.40%	7,190,234	68,765	3.79%	7,553,398	78,171	4.14%
Commercial real estate (“CRE”) construction loans	181,571	2,401	5.23%	122,616	1,703	5.49%	176,430	2,207	5.00%
CRE loans	3,258,551	34,188	4.15%	2,944,902	25,145	3.38%	3,186,221	32,249	4.05%
Tax-exempt loans (15)	1,190,878	7,673	3.41%	918,606	5,955	3.99%	1,148,144	7,355	3.39%
Residential mortgage loans	3,514,327	27,257	3.10%	2,867,452	21,435	2.96%	3,329,165	25,743	3.09%
Securities-based loans	2,740,641	29,511	4.26%	2,173,748	19,009	3.46%	2,572,407	25,452	3.96%
Loans held for sale	109,449	1,185	4.34%	145,811	1,294	3.74%	145,247	1,347	3.75%
Total loans, net	18,642,919	187,335	4.04%	16,363,369	143,306	3.55%	18,111,012	172,524	3.86%
Federal Home Loan Bank stock (“FHLB”), Federal Reserve Bank of Atlanta (“FRB”) stock and other	133,586	1,508	4.53%	139,935	1,020	2.92%	146,257	1,321	3.66%
Total interest-earning banking assets	21,970,441	205,161	3.75%	18,817,680	154,023	3.32%	21,736,537	189,815	3.54%
Total interest-bearing banking liabilities	20,082,655	24,645	0.49%	17,179,964	8,502	0.20%	19,896,933	17,692	0.36%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,887,786	$180,516		$1,637,716	$145,521		$1,839,604	$172,123
Net interest margin (net yield on interest-earning banking assets)			3.30%			3.14%			3.21%

	Nine months ended June 30,
	2018			2017
$ in thousands	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,040,473	$11,536	1.48%	$813,989	$4,597	0.76%
Available-for-sale securities	2,358,447	35,327	2.00%	1,275,583	16,537	1.73%
Bank loans, net of unearned income
Loans held for investment:
C&I loans	7,537,590	237,083	4.15%	7,344,545	209,027	3.76%
CRE construction loans	166,026	6,331	5.03%	131,996	4,730	4.73%
CRE loans	3,159,911	95,196	3.97%	2,760,836	71,090	3.40%
Tax-exempt loans (15)	1,125,882	21,734	3.41%	860,627	16,695	3.98%
Residential mortgage loans	3,362,635	77,790	3.08%	2,721,116	60,411	2.93%
Securities-based loans	2,594,329	78,203	3.98%	2,052,784	50,948	3.27%
Loans held for sale	123,418	3,542	3.83%	154,617	3,716	3.34%
Total loans, net	18,069,791	519,879	3.85%	16,026,521	416,617	3.51%
FHLB stock, FRB stock and other	136,830	4,229	4.13%	147,904	2,883	2.61%
Total interest-earning banking assets	21,605,541	570,971	3.54%	18,263,997	440,634	3.26%
Total interest-bearing banking liabilities	19,783,881	55,293	0.37%	16,619,560	22,330	0.18%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,821,660	$515,678		$1,644,437	$418,304
Net interest margin (net yield on interest-earning banking assets)			3.20%			3.09%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended	NIne months ended
$ in thousands, except per share amounts	June 30, 2017	June 30, 2018	June 30, 2017
Net income:(3)	$183,424	$593,947	$442,746
Non-GAAP adjustments:
Acquisition-related expenses (16)	3,366	3,927	17,118
Losses on extinguishment of debt (17)	—	—	8,282
Jay Peak settlement (18)	—	—	130,000
Sub-total pre-tax non-GAAP adjustments	3,366	3,927	155,400
Tax effect on non-GAAP adjustments above	(1,279)	(1,100)	(47,299)
Discrete impact of the Tax Act (19)	—	117,169	—
Total non-GAAP adjustments, net of tax	2,087	119,996	108,101
Adjusted net income	$185,511	$713,943	$550,847

Pre-tax income: (3)	$275,014	$960,672	$646,906
Pre-tax non-GAAP adjustments (as detailed above)	3,366	3,927	155,400
Adjusted pre-tax income	$278,380	$964,599	$802,306
Pre-tax margin on net revenues (11)	16.9%	17.9%	13.8%
Adjusted pre-tax margin on net revenues (11)	17.1%	17.9%	17.1%
Earnings per common share:
Basic	$1.27	$4.08	$3.09
Diluted	$1.24	$3.99	$3.02
Adjusted basic	$1.29	$4.91	$3.84
Adjusted diluted	$1.26	$4.79	$3.76
Return on equity:
Average equity (20)	$5,298,510	$5,844,202	$5,148,611
Return on equity (9)	13.8%	13.6%	11.5%
Adjusted average equity (20)	$5,299,553	$5,934,200	$5,209,715
Adjusted return on equity (9)	14.0%	16.0%	14.1%

	As of
$ in thousands, except per share amounts	June 30, 2018	June 30, 2017	March 31, 2018
Book value per share:
Total equity (3)	$6,157,363	$5,389,272	$5,940,987
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net of related deferred taxes	609,826	461,729	$616,922
Tangible total equity	$5,547,537	$4,927,543	$5,324,065
Common shares outstanding	145,755	143,853	145,552
Book value per share (8)	$42.24	$37.46	$40.82
Tangible book value per share (8)	$38.06	$34.25	$36.58

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
Our independent contractor financial advisor counts include 126 registered individuals who met the requirements to be classified as financial advisors in the quarter ended December 31, 2017 following our periodic review procedures.

2.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments for the three months ended June 30, 2018 or March 31, 2018, therefore percent changes for the quarter are calculated based on GAAP results.

3.	Excludes noncontrolling interests.

4.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, losses on extinguishment of debt and the acquisition and integration costs associated with certain acquisitions.

5.
We earn fees from third-party product partners, including mutual fund and annuity companies for client account services performed on behalf of these companies. We also provide sales and marketing support to these companies.

6.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. These amounts represent the RJBDP fees earned by PCG from third-party banks as the fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

7.	Estimated.

8.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

9.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

10.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

12.	Clients’ domestic cash balances are deposited or invested in the RJBDP, Client Interest Program and/or Money Markets, as a part of our sweep program, depending on clients’ elections.

13.	Includes affiliate deposits.

14.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

15.	The average yield is presented on a tax-equivalent basis for each respective period.

16.
Represents acquisition-related expenses associated with our current year acquisition of Scout Investments and its Reams Asset Management division as well as our 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management and MacDougall, MacDougall & MacTier, Inc.

17.	Losses on extinguishment of debt include the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 6.90% Senior Notes due 2042.

18.	Other expenses included legal expenses associated with Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov).

19.
The discrete impact of the Tax Cuts and Jobs Act (the “Tax Act”) includes the estimated remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. Our U.S. federal statutory tax rate will be 24.5% for the fiscal year ended September 30, 2018, which reflects a blended federal statutory rate of 35% for the fiscal first quarter and 21% for the remaining three fiscal quarters.

20.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by four. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.